                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Autotote Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                [AUTOTOTE LOGO]



                                                                  July 16, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Autotote Corporation (the "Company") to be held at 2:00 p.m., local time, on Wednesday, August 13, 1997, at the Hotel du Pont, Eleventh and Market Streets, Wilmington, Delaware.

  At the Annual Meeting you will be asked to elect five Directors, to approve the Autotote Corporation 1997 Incentive Compensation Plan and to ratify the appointment of KPMG Peat Marwick as Auditors for the Company's next fiscal year.

  The Board of Directors recommends that you vote FOR the election of all five nominees as Directors, FOR the approval of the Autotote Corporation 1997 Incentive Compensation Plan and FOR ratification of the appointment of the Auditors.

  Regardless of the number of shares you may own, it is important that they are represented and voted at the Annual Meeting. Therefore, please sign, date and mail the enclosed proxy in the return envelope provided.

  At the Annual Meeting, we will also report to you on the Company's current operations and outlook. Members of the Board and management will be pleased to respond to any questions you may have.

                                     Sincerely,

                                     A. Lorne Weil
                                     Chairman of the Board

                             AUTOTOTE CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                AUGUST 13, 1997

                               ----------------

  Notice is hereby given that the Annual Meeting of Stockholders of Autotote Corporation (the "Company") will be held at 2:00 p.m., local time, on Wednesday, August 13, 1997, at the Hotel du Pont, Eleventh and Market Streets, Wilmington, Delaware, for the following purposes:

    1. To elect five members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

    2. To approve the Autotote Corporation 1997 Incentive Compensation Plan.

    3. To ratify the appointment of KPMG Peat Marwick as independent accountants for the Company for the fiscal year ending October 31, 1997.

    4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof. The Board of Directors is not presently aware of any such matters.

  All holders of Class A Common Stock whose names appear of record on the Company's books at the close of business on June 20, 1997 will be entitled to receive notice of and to vote at the meeting and any adjournment thereof.

  WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                          By Order of the Board of Directors
                                          MARTIN E. SCHLOSS
                                          Secretary

Dated: July 16, 1997

                             AUTOTOTE CORPORATION
                       750 LEXINGTON AVENUE, 25TH FLOOR
                           NEW YORK, NEW YORK 10022


                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 INTRODUCTION

  The Board of Directors (the "Board") of Autotote Corporation, a Delaware corporation (the "Company"), is furnishing this Proxy Statement to holders of shares of Class A Common Stock, $.01 par value per share, of the Company (the "Class A Common Stock") in connection with the solicitation of the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Wednesday, August 13, 1997 at 2:00 p.m., local time, at the Hotel du Pont, Eleventh and Market Streets, Wilmington, Delaware, and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting of Stockholders. Shares of the Company's Class A Common Stock represented by proxies in the form solicited will be voted in the manner directed by a stockholder. If no direction is given, shares represented by proxies will be voted FOR the election of the five nominees for director named in this Proxy Statement and FOR the proposals set forth in Items 2 and 3. Proxies may be revoked at any time prior to their being voted by giving written notice of revocation or by giving a duly executed proxy bearing a later date to the Secretary of the Company or by voting in person at the Annual Meeting.

  It is expected that this Proxy Statement and enclosed form of proxy will be mailed to stockholders on or about July 17, 1997.

  All holders of Class A Common Stock whose names appear of record on the Company's books at the close of business on June 20, 1997, the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on June 20, 1997, a total of 35,334,868 shares of Class A Common Stock were outstanding. Each share of Class A Common Stock is entitled to one vote.

  Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telecopy, telex or personal calls. The Company also has retained D.F. King & Co., Inc. to assist in soliciting proxies at a fee of $4,000 plus reimbursement of reasonable out-of-pocket costs and expenses.

  The Company is not aware of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

  The annual report of the Company for the fiscal year ended October 31, 1996 is being mailed to the Company's stockholders with this proxy statement.

VOTING

  A majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as inspectors of election at the meeting.

  The five nominees for election as directors at the Annual Meeting who receive the greatest number of votes for the election of directors shall be elected directors. In all matters other than the election of directors, a majority vote of the number of shares entitled to vote present in person or represented by proxy at the Annual Meeting is necessary, unless the law or the Company's certificate of incorporation or by-laws require otherwise.

  The inspectors of election will treat abstentions and broker non-votes (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining a quorum. With regard to the election of directors, votes may be cast in favor of or withheld and directors will be elected by a plurality of the votes cast by proxy or in person at the Annual Meeting. Accordingly, votes that are withheld for the election of directors and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the election except to the extent that the failure to vote for a particular nominee results in another nominee receiving a larger number of votes. In matters requiring a majority of the shares for approval, abstentions are considered to be shares present and entitled to vote and therefore will have the effect of a negative vote on the matter. Broker non-votes on such matters are not counted as shares entitled to vote and will have no effect on the outcome of the matter.

SECURITY OWNERSHIP

  The following table sets forth certain information as of June 13, 1997 as to the security ownership of those persons known to the Company to be the beneficial owners of more than five percent of the outstanding Class A Common Stock of the Company, each of the Company's directors, each of the current executive officers listed in the Summary Compensation Table under "Executive Compensation" below and all of the Company's directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

                        SHARES OF CLASS A COMMON STOCK

NAME                                                    NUMBER       PERCENT(1)
----                                                  ----------     ----------
A. Lorne Weil........................................  2,746,392(2)     7.40%
 750 Lexington Avenue
 25th Floor
 New York, New York 10022
Thomas H. Lee........................................  4,037,070(3)    11.25%
 c/o Thomas H. Lee Company
 75 State Street
 Boston, MA 02109
Larry J. Lawrence....................................  2,684,540(4)     7.38%
 c/o Lawrence, Smith & Horey
 29th Floor
 515 Madison Avenue
 New York, New York 10022
Marshall Bartlett....................................     39,999(5)        *
Gerald Lawrence......................................     48,500(6)        *
William Luke.........................................     37,500(7)        *
Martin E. Schloss....................................     80,000(8)        *
Sir Brian Wolfson....................................    106,667(9)        *
Alan J. Zakon........................................    333,667(10)       *
All current directors and executive officers as a
 group
 (consisting of 9
 persons)(2)(3)(4)(5)(6)(7)(8)(9)(10)................ 10,114,335(11)   25.96%
State of Wisconsin Investment Board..................  2,810,500(12)    7.95%
 P.O. Box 7842
 Madison, WI 54707
Oaktree Capital Management, LLC......................  2,000,000(13)    5.36%
 550 South Hope Street
 Los Angeles, CA 90071
Lawrence, Tyrrell, Ortale & Smith....................  1,886,245(14)    5.19%
 515 Madison Avenue
 New York, New York 10022

--------
*   Represents less than 1% of the outstanding shares of Class A Common Stock.
(1) For purposes of determining beneficial ownership of the Company's Class A Common Stock, owners of Class A warrants and options exercisable within sixty days of June 13, 1997 are considered to be the beneficial owners of the shares of Class A Common Stock for which such securities are exercisable. The percentage ownership of the outstanding Class A Common Stock reported herein is based on the assumption that only the person whose ownership is being reported has exercised his warrants or options for Class A Common Stock.

 (2) Includes (a) 216,644 shares held in the name of the Lorne Weil 1989 Trust, of which Mr. Weil is Trustee, (b) 588,870 shares issuable upon exercise of warrants some of which warrants are held in the name of the Lorne Weil 1989 Trust, which warrants were to expire in October 1996 and were extended by the Board of Directors to October 1999, and (c) 1,193,250 shares subject to currently exercisable stock options, 525,000 and 600,000 of which were to expire in March 1997 and October 1997, respectively, and were extended by the Stock Option Committee to March 2002 and October 2002, respectively. Effective March 25, 1994, Mr. Weil entered into a swap transaction (the "Swap") with Bankers Trust Company ("BTC") in respect of 500,000 shares of the Class A Common Stock of the Company held by him (the "Swap Shares"). Mr. Weil continues to hold sole voting power over the Swap Shares which serve as collateral for the Swap transaction; however, Mr. Weil may substitute other collateral for the Swap Shares. Under the Swap arrangement (i) Mr. Weil is obligated to pay BTC (a) at the end of each quarter during the five (5) year term of the Swap (the "Term") the amount of any dividends declared during such quarter on the Swap and (b) at the end of the Term, any appreciation during the Term in the price of the Swap Shares above $26.7769 per share,
     (ii) BTC is obligated to pay Mr. Weil (x) at the end of each quarter during the Term, the amount equal to the three (3) month London Interbank Offered Rate less 2.125% of the Calculation Amount (as defined in the Swap documents) of $13,388,500, and (y) at the end of the Term, an amount equal to any depreciation during the Term in the price of the Swap Shares below $26.7769 per share. Mr. Weil will pay BTC an annual fee in consideration of its entering into the Swap. The Swap is for a five (5) year period, but will terminate if Mr. Weil dies or if certain other events occur during such period.
 (3) Includes (a) 1,535,100 shares and 552,381 shares issuable upon exercise of warrants that were to expire in October 1996 and were extended by the Board of Directors to October 1999 owned by the 1989 Thomas H. Lee Nominee Trust, and (b) 1,946,256 shares owned by Thomas H. Lee Equity Partners, L.P. Mr. Lee is a general partner of THL Equity Advisors Limited Partnership, which is general partner of Thomas H. Lee Equity Partners, L.P.
 (4) Includes 42,533 shares issuable upon exercise of warrants that were to expire in October 1996 and were extended by the Board of Directors to October 1999. Also includes (a) 902,483 shares, and (b) 983,762 shares issuable upon exercise of warrants held by Lawrence, Tyrrell, Ortale & Smith. Mr. Lawrence is the general partner of Lawrence Venture Partners, the sole general partner of Lawrence, Tyrrell, Ortale & Smith.
 (5) Consists of 30,000 shares subject to currently exercisable stock options, 7,500 and 22,500 of which were to expire in December 1996 and December 1997, respectively, and were extended by the Stock Option Committee to December 2001 and December 2002, respectively.
 (6) Includes 37,500 shares subject to currently exercisable stock options.
 (7) Consists of 37,500 shares subject to currently exercisable stock options.
 (8) Includes 65,000 shares subject to currently exercisable stock options, 40,000 of which were to expire in October 1997 and were extended by the Stock Option Committee to October 2002.
 (9) Includes (a) 45,000 shares subject to currently exercisable stock options that were to expire in June 1998 and were extended by the Stock Option Committee to June 2003, and (b) 25,000 shares held by Millco Limited as nominee.
(10) Includes 45,000 shares subject to currently exercisable stock options that were to expire in July 1998 and were extended by the Stock Option Committee to July 2003.
(11) Includes (a) 2,167,546 shares issuable upon exercise of warrants and (b) 1,453,250 shares subject to currently exercisable stock options.
(12) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 3, 1997.
(13) Consists of 2,000,000 shares currently issuable upon the conversion of debentures.
(14) Includes 983,762 shares issuable upon exercise of warrants that were to expire in October 1996 and were extended by the Board of Directors to October 1999.

                       PROPOSAL 1--ELECTION OF DIRECTORS

NOMINEES

  The Board has set the number of directors to be elected for the coming year at five. Each director shall be elected at the Annual Meeting of Stockholders for a term of one year and until his successor is duly elected and qualified. The Board recommends that the stockholders elect the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below unless otherwise indicated. Cumulative voting is not permitted. Each nominee is presently a director of the Company. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting for reasons not now known to the Company, the proxies named in the enclosed proxy may vote for a substitute nominee at their discretion. Certain information regarding the nominees as of June 13, 1997 is set forth below.

                                                                        DIRECTOR
NAME                            AGE POSITION                             SINCE
----                            --- --------                            --------
A. Lorne Weil..................  51 Chairman of the Board and
                                    Chief Executive Officer               1989
Marshall Bartlett..............  72 Director(2)(3)                        1991
Larry J. Lawrence..............  54 Director(1)(2)(3)                     1989
Sir Brian Wolfson..............  61 Vice Chairman of the Board(1)         1988
Alan J. Zakon..................  61 Vice Chairman of the Board(1)(2)(3)   1993

--------
(1) Member of Executive Committee
(2) Member of Audit Committee
(3) Member of Compensation and Stock Option Committee

  Mr. A. Lorne Weil has been a director of the Company since December 1989, Chairman of the Board since October 31, 1991 and Chief Executive Officer of the Company since April 1992. From 1982 to October 1989, Mr. Weil was a director and consultant to the holding company of Autotote Systems, Incorporated. From October 1990 until April 1992, Mr. Weil held various senior management positions at the Company and its subsidiaries. From 1979 to November 1992, he was the President of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries. Mr. Weil is currently a director of Fruit of the Loom, Inc. and General Growth Properties, Inc.

  Mr. Marshall Bartlett has been a director of the Company since December 1991. From June 1994 until June 1995, Mr. Bartlett acted as a consultant to the Company. From June 1993 to June 1994, Mr. Bartlett was employed by the Company in various capacities. Mr. Bartlett was Executive Vice President and Chief Operating Officer of Bourns Inc., an electronic component manufacturer, from 1979 until his retirement in 1991.

  Mr. Larry J. Lawrence has been a director of the Company since December 1989. He is co-founder and since 1985 has been managing partner of Lawrence Venture Partners, the general partner of Lawrence, Tyrrell, Ortale & Smith, a private equity fund manager. Since 1990, he has been managing partner of LTOS II Partners, the general partner of Lawrence, Tyrrell, Ortale & Smith II, and since May 1995 has been the general partner of LSH Partners III, L.P., the general partner of Lawrence, Smith & Horey III. Mr. Lawrence is currently a director of several private companies. Mr. Lawrence served as a director of Autotote Systems, Inc. until it was acquired by the Company in 1989.

  Sir Brian Wolfson has been a director of the Company since 1988 and a Vice Chairman of the Board since May 1995. He served as Acting President and Chief Executive Officer of the Company from June 1991 to October 31, 1991. Sir Brian was Chairman from 1987 to May 1995, and Deputy Chairman from May 1995 to September 1995, of Wembley plc, a United Kingdom corporation. Sir Brian is currently a director of Kepner-Tregoe, Inc., Fruit of the Loom, Inc. and Playboy Enterprises, Inc.

  Mr. Alan J. Zakon has been a director of the Company since 1993 and a Vice Chairman of the Board since May 1995. From 1989 to April 1995, he served as a managing director of Bankers Trust Corporation. From 1989 until 1990, Mr. Zakon served as Chairman of the Strategic Policy Committee of Bankers Trust Corporation. From 1986 until 1989, Mr. Zakon served as Chairman of the Board of Boston Consulting Group. Mr. Zakon is currently a director of Arkansas Best Corporation, Hechinger Corporation and Boyle Leasing Technologies.

         THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE FIVE NOMINEES.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors held a total of five meetings in fiscal 1996. All directors attended each meeting, except for Thomas H. Lee who attended two meetings, and all directors attended each meeting of the committees of the Board of which they were members that were held while they were serving on such committee, except as indicated below.

  The Audit Committee of the Board of Directors met three times during fiscal 1996 and currently consists of Larry J. Lawrence (Chairman), Marshall Bartlett and Alan J. Zakon. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving their services and for reviewing with the independent auditors and management and evaluating the Company's accounting policies and its system of internal accounting controls.

  The Compensation Committee met six times in fiscal 1996 and consisted of Marshall Bartlett (Chairman), Alan J. Zakon and Larry J. Lawrence. The Compensation Committee determines the compensation of executive officers of the Company and makes recommendations to the Board with regard to the adoption of new employee benefit plans.

  The Stock Option Committee acted seven times during fiscal 1996. The Stock Option Committee makes awards of options outside the Company's stock option plans and administers the Company's 1984 Stock Option Plan, the 1992 Equity Incentive Plan, as amended and restated (the "1992 Plan"), and the 1995 Equity Incentive Plan, as amended (the "1995 Plan") and makes awards under such plans. The Stock Option Committee consisted of Larry J. Lawrence and Thomas H. Lee through May 1996; and Marshall Bartlett and Thomas H. Lee for the remainder of the fiscal year.

  In December 1996, following the end of the fiscal year, the Board of Directors combined the Compensation Committee and the Stock Option Committee into a single committee named the "Compensation and Stock Option Committee," the current members of which are Marshall Bartlett, Larry J. Lawrence and Alan
J. Zakon.

  The Executive Committee met sixteen times in fiscal 1996. The Executive Committee currently consists of Larry J. Lawrence (Chairman), Thomas H. Lee (who is not standing for reelection at the Annual Meeting), Sir Brian Wolfson and Alan J. Zakon. Thomas H. Lee attended two meetings and Sir Brian Wolfson attended seven meetings. The Executive Committee is authorized to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company between regular meetings of the full Board, subject to Delaware law.

  The Company has no nominating committee.

                 EXECUTIVE COMPENSATION; CERTAIN ARRANGEMENTS

EXECUTIVE COMPENSATION

  The following table shows the compensation awarded or paid by the Company for services rendered for the years ended October 31, 1994, 1995 and 1996 to the Chief Executive Officer and the individuals who, in fiscal 1996, were the other four highest paid Executive Officers of the Company who received in excess of $100,000 in salary and bonuses in that year (collectively the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                            LONG TERM
                           ANNUAL COMPENSATION         COMPENSATION AWARDS
                          ------------------------    ------------------------
          (A)             (B)    (C)        (D)          (F)           (G)            (I)
      -----------         ---- -------    --------    ----------    ----------    ------------
                                                      RESTRICTED    SECURITIES
        NAME AND                                        STOCK       UNDERLYING     ALL OTHER
   PRINCIPAL POSITION          SALARY     BONUS(1)      AWARD        OPTIONS      COMPENSATION
   AT FISCAL YEAR-END     YEAR   ($)        ($)         ($)(2)         (#)            ($)
   ------------------     ---- -------    --------    ----------    ----------    ------------
A. Lorne Weil...........  1996 441,400(3)     --           --        273,000         17,200(4)
 Chief Executive          1995 408,800        --       534,001(5)        --          12,700(6)
 Officer                  1994 408,800        --           --            --          13,500(7)
William Luke............  1996 168,300        --           --        150,000            --
 Vice President and
 Chief Financial Officer
Martin E. Schloss.......  1996 195,700        --           --        100,000          7,500(4)
 Vice President, General  1995 175,000     13,000       70,272(8)        --           7,600(6)
 Counsel and Secretary    1994 135,600    115,000(9)       --         65,000(8)       6,200(7)
Gerald Lawrence.........  1996 219,300        --           --        150,000         11,100(4)
 Vice President           1995 184,600     50,000      137,000(10)   100,000(10)        --
Thomas DeFazio(11)......  1996 253,100        --           --        140,000(12)     37,400(4)
                          1995 148,100     60,000          --        200,000(12)    113,000(6)

--------
 (1) See "Report of The Compensation Committee and the Stock Option
     Committee," which describes performance based bonuses awarded to the Named Executive Officers. Bonuses paid in any fiscal year are based on results of the previous year.
 (2) The number and value of the aggregate restricted Deferred Shares at October 31, 1996, is as follows:
     (i) Number of Deferred Shares: Mr. Weil, 129,298; Mr. Schloss, 17,015; Mr. G. Lawrence, 33,172.
     (ii) Value of Deferred Shares: Mr. Weil, $169,704; Mr. Schloss, $22,332; Mr. G. Lawrence, $43,535.
     (iii) In the event the Company declares a dividend on the Class A Common Stock, the Deferred Shares listed above would also receive the dividend(s).
 (3) Mr. Weil's 1996 annual compensation consisted of $430,300 in base salary plus a CPI adjustment of $11,100 owed during fiscal year 1995.
 (4) Amounts of All Other Compensation for fiscal 1996 include the following:
     (i) Contributions to the Company's defined contribution retirement plan for salaried employees: Mr. Weil, $7,500; Mr. Schloss, $7,500; Mr. G. Lawrence, $7,500.
     (ii)  Life insurance coverage: Mr. Weil, $9,700.
     (iii) Automobile allowance: Mr. G. Lawrence, $3,600.
     (iv)  Relocation expenses: Mr. DeFazio, $37,400.
 (5) On May 25, 1995, Mr. Weil exchanged options received in 1993 to purchase 600,000 shares of Class A Common Stock, constituting all of his options having exercise prices in excess of $4.13 per share (the average of the bid and asked trading prices of the Class A Common Stock on May 25, 1995) ("Underwater Options"), for an award under the 1992 Plan of 129,298 deferred shares of Class A Common Stock ("Deferred Shares") which will be issued in the future. The vesting of such Deferred Shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of the Class A Common Stock.

 (6) Amounts of All Other Compensation for fiscal 1995 include the following:
     (i) Contributions to the Company's defined contribution retirement plan for salaried employees: Mr. Weil, $7,500; Mr. Schloss, $7,500.
     (ii)  Life insurance coverage: Mr. Weil, $5,200; Mr. Schloss, $100.
     (iii) COBRA medical coverage: Mr. DeFazio, $3,000.
     (iv)  Relocation expenses; Mr. DeFazio, $110,000.
 (7) Amounts of All Other Compensation for fiscal 1994 include the following:
     (i) Contributions to the Company's defined contribution retirement plan for salaried employees: Mr. Weil, $7,500; Mr. Schloss, $5,800.
     (ii)  Life insurance coverage: Mr. Weil $6,000; Mr. Schloss, $400.
 (8) On May 25, 1995, Mr. Schloss exchanged all of his Underwater Options, constituting options to purchase 65,000 shares of Class A Common Stock, for an award of 17,015 Deferred Shares under the 1992 Plan. The vesting of such Deferred Shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of the Class A Common Stock.
 (9) Consists of fiscal 1994 bonus of $60,000 and special bonus of $55,000 to recognize contributions to the Company's longer-term strategic goals. These bonuses were initially payable in three equal installments in 1995, 1996 and 1997 as long as Mr. Schloss is employed by the Company. However, the Compensation Committee of the Board of Directors decided to terminate the deferred compensation plan and to pay out the second and third installments in 1996.
(10) On May 25, 1995, Mr. G. Lawrence exchanged all of his Underwater Options, constituting options to purchase 100,000 shares of Class A Common Stock, for an award of 33,172 Deferred Shares under the 1992 Plan. The vesting of such Deferred Shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of the Class A Common Stock.
(11) Mr. DeFazio ceased as an officer and employee of the Company on August 5, and October 18, 1996, respectively.
(12) Unexercisable options of 273,333 were cancelled on October 18, 1996 and exercisable options of 66,667 were cancelled on January 17, 1997.

STOCK OPTIONS

  The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended October 31, 1996.

                                                                         POTENTIAL
                                                                        REALIZABLE
                                                                           VALUE
                                                                        AT ASSUMED
                                                                       ANNUAL RATES
                                                                         OF STOCK
                                                                           PRICE
                                                                       APPRECIATION
                            OPTIONS GRANTED IN FISCAL YEAR 1996             FOR
                                     INDIVIDUAL GRANTS                OPTION TERM(1)
                         ------------------------------------------ -------------------
                            (B)         (C)
                         NUMBER OF  % OF TOTAL
                         SECURITIES   OPTIONS
                         UNDERLYING GRANTED TO
                          OPTIONS    EMPLOYEES  EXERCISE
                          GRANTED       IN       PRICE   EXPIRATION    5%       10%
  NAME                      #(2)    FISCAL YEAR  ($/SH)     DATE      ($)       ($)
  ----                   ---------- ----------- -------- ---------- -------- ----------
A. Lorne Weil...........  273,000      12.26%   $  3.00   12-14-05  $515,065 $1,305,275
William Luke............  150,000       6.73%   $3.0625    2-26-06  $288,898 $  732,125
Martin E. Schloss.......   50,000       2.24%   $2.8750   11-01-05  $ 90,404 $  229,100
Martin E. Schloss.......   50,000       2.24%   $  3.00   12-14-05  $ 94,334 $  239,061
Gerald Lawrence.........   75,000       3.37%   $2.8750   11-01-05  $135,605 $  343,651
Gerald Lawrence.........   50,000       2.24%   $  3.00   12-14-05  $ 94,334 $  239,061
Gerald Lawrence.........   25,000       1.12%   $3.3750    3-22-06  $ 53,063 $  134,472
Thomas DeFazio(3).......  140,000       6.29%   $  3.00   12-14-05  $264,136 $  669,372

--------
(1) Represents the product of (i) the difference between (A) the per-share fair market price at the time of the grant compounded annually at the assumed rate of appreciation over the term of the option, and (B) the per-share exercise price of the option, and (ii) the number of shares underlying the grant at the fiscal year-end.
(2) All options were granted under the 1992 Plan. Options become exercisable in four equal installments on the first, second, third and fourth anniversaries of the date of grant. The options may, subject to certain requirements, be exercised through the delivery of cash and/or Class A Common Stock. The options permit the optionee to request that the Company withhold shares sufficient to satisfy withholding tax requirements. The options are not transferable otherwise than by will or the laws of descent and distribution, in which case, and in the case of disability, they are exercisable for the following 12 months or the term of the option, whichever is shorter, for the full number of shares the optionee was entitled to purchase at the time of his death or disability. In the event of a termination of employment by the Company other than for cause or death or disability, an optionee has the right to exercise his option at any time within the three months following such termination or the term of the option, whichever is shorter, for the full number of shares he was entitled to purchase at the time of termination. In the event of termination for cause, the option terminates immediately.
(3) These options were cancelled on October 18, 1996.

  The following table sets forth information for the Named Executive Officers with respect to fiscal 1996 year-end option values.

                         AGGREGATE OPTION EXERCISES IN
            FISCAL YEAR 1996, AND 1996 FISCAL YEAR-END OPTION VALUE

       (A)              (B)         (C)             (D)               (E)
       ---          ----------- ------------ ----------------- -----------------
                                                 NUMBER OF
                                                SECURITIES         VALUE OF
                                                UNDERLYING        UNEXERCISED
                                                UNEXERCISED      IN-THE-MONEY
                                                OPTIONS AT        OPTIONS AT
                      SHARES                 OCT. 31, 1996(#)  OCT. 31, 1996 ($)
                    ACQUIRED ON    VALUE       EXERCISABLE/      EXERCISABLE/
  NAME              EXERCISE(#) REALIZED ($)   UNEXERCISABLE     UNEXERCISABLE
  ----              ----------- ------------ ----------------- -----------------
A. Lorne Weil.....      -0-         -0-      1,125,000/273,000     -0- / -0-
William Luke......      -0-         -0-            -0-/150,000     -0- / -0-
Martin E. Schloss.      -0-         -0-         40,000/100,000     -0- / -0-
Gerald Lawrence...      -0-         -0-            -0-/150,000     -0- / -0-

                     REPORT OF THE COMPENSATION COMMITTEE
                        AND THE STOCK OPTION COMMITTEE

  The Compensation Committee of the Board of Directors of the Company for fiscal 1996 consisted of Marshall Bartlett, Larry J. Lawrence, and Alan J. Zakon. The Committee's responsibilities include determining the compensation of the Company's executive officers and making recommendations to the Board of Directors with regard to the adoption of new employee benefit plans. No member of this committee was an officer or employee of the Company during fiscal 1996.

  The Stock Option Committee of the Board consisted of Larry J. Lawrence and Thomas H. Lee through May 1996 and during the remainder of the fiscal year consisted of Marshall Bartlett and Thomas H. Lee. This committee has primary responsibility for the grant of options outside the Company's stock option plans as well as awards under the Company's 1984 Stock Option Plan, the 1992 Plan and the 1995 Plan. No member of this committee was an officer or employee of the Company during fiscal 1996.

COMPENSATION COMPONENTS AND PHILOSOPHY

  The components of the Company's compensation program consist of base salaries, cash bonuses and stock options. The Company's compensation program is designed to align management and stockholder interests by providing incentive compensation through stock option awards and performance-based bonuses. The Compensation and Stock Option Committees receive input from the Company's Chief Executive Officer and review his proposals concerning executive compensation before making a final determination concerning the scope and nature of compensation arrangements. It is the Company's current policy to establish, structure and administer compensation plans and arrangements so that the deductibility to the Company of such compensation will not be limited under Section 162(m) of the Internal Revenue Code.

    Executive Officer Compensation

    Base salaries for key employees are reviewed by the Compensation Committee on an annual basis in conjunction with the Company's annual budget for the upcoming fiscal year. The Company's philosophy is to provide base salaries at a level comparable to positions of similar responsibility in similar industries in order to retain the services of key employees who are in a position to make significant contributions to the Company's attainment of its objectives.

    Annual Incentive Compensation

    During fiscal 1996, the Company established an Annual Incentive Compensation Plan which provides bonus opportunities for the Company's key executive personnel based on three criteria: (1) the Company's overall financial performance relative to the budget for a given fiscal year as approved by the Board of Directors, (2) the overall financial performance of individual business units of the Company for executives directly involved with the operation of those units, and (3) a qualitative assessment by the Compensation Committee pursuant to recommendations made by the Company's Chief Executive Officer of significant individual contribution not directly measurable by financial results. During fiscal 1996, bonuses were paid to certain executives of the Company under this Plan. Potential payments under the Annual Incentive Compensation Plan range from 22.5% to 45% of base salary. The purpose of this Plan is to reward employees who have made significant contributions to the Company's achievement of its objectives and to provide an incentive for further contributions.

    Stock Option Plan

    While the base salary and Annual Incentive Compensation components are tied to employee responsibility and the Company's financial performance, the purpose of stock option grants is to align stockholder and employee interests by providing a component of compensation tied directly to the performance of the Company's stock price. During fiscal 1996, grants of options to purchase a total of 813,000 shares of Class A Common Stock were made to executive officers at exercise prices ranging from $2.8750 to $3.3750 per share.

    CEO Compensation

    Effective November 1, 1992, the Company and A. Lorne Weil entered a five-year employment agreement (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Weil's base salary for fiscal 1996 was $430,300. Mr. Weil also had the potential to earn an annual incentive bonus based on the attainment of certain Company performance targets and individual objectives approved by the Compensation Committee and Board of Directors. No bonus payments were made to Mr. Weil for the Company's fiscal year ended October 31, 1996.


                               Compensation Committee and Stock Option Committee
                                                    Marshall Bartlett
                                                    Larry J. Lawrence
                                                    Thomas H. Lee
                                                    Alan J. Zakon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors consisted of Marshall Bartlett, Larry J. Lawrence and Alan J. Zakon. None of these individuals had any "interlock" relationship to report during 1996.

CERTAIN ARRANGEMENTS BETWEEN THE COMPANY AND ITS DIRECTORS AND OFFICERS

 Employee Agreements

  Effective November 1, 1992, the Company and Mr. Weil entered into a five-year employment agreement (the "Weil Employment Agreement") that provides for a base salary of $400,000, subject to annual increases in accordance with the Consumer Price Index, a performance bonus of 25% of base salary if the Company meets its budgeted earnings per share, an additional performance bonus based on excess earnings per share, not to exceed an additional 25% of base salary, and a performance bonus of up to 50% of base salary at the discretion of the Board. If the Company terminates Mr. Weil's employment under the Weil Employment Agreement other than for cause, Mr. Weil will be entitled to collect his base salary for twelve months following such termination, plus a portion of the annual earnings per share-based performance bonuses. In connection with the Weil Employment Agreement, Mr. Weil received a five-year option to purchase 600,000 shares of Class A Common Stock of the Company at an exercise price of $3.50 per share. The option originally was exercisable in equal annual installments on November 1, 1993, November 1, 1994 and November 1, 1995. In August 1993, the Compensation Committee accelerated the vesting period of the option such that the option became exercisable in full. On May 25, 1995, Mr. Weil exchanged such stock options to purchase 600,000 Shares of Class A Common Stock for 129,298 Deferred Shares under the 1992 Plan. The vesting of such Deferred Shares will require either a lengthy period of future service or the achievement of certain performance goals of the Company as measured by the price of the Class A Common Stock.

  By letter, dated January 3, 1995, the Company confirmed to Mr. Martin Schloss that in the event the Company terminates Mr. Schloss' employment, he will be entitled to receive severance pay, at the time of such termination, of not less than one year's base salary plus all accrued but unpaid bonus installments earned by him and Mr. Schloss will retain all unexercised options to purchase Class A Common Stock held by him at the time of such termination, which options will remain exercisable in accordance with their terms.

  Effective February 26, 1996, the Company and Mr. Luke entered into an employment agreement (the "Luke Employment Agreement") pursuant to which Mr. Luke assumed the position of Vice President and Chief Financial Officer of the Company. The Luke Employment Agreement provides for an annual base salary of $250,000, an annual bonus of up to 45% of base salary and for participation in the Company's stock option plan. Accordingly, Mr. Luke received options to purchase 150,000 shares of Class A Common Stock at the average price of the Class A Common Stock on the date of employment ($3.0625), which options become exercisable in four equal annual increments of 37,500 on each of February 26, 1997, 1998, 1999 and 2000. Mr. Luke's agreement provides for a relocation allowance for reimbursement of moving expenses and transaction costs incurred by Mr. Luke as well as a temporary housing allowance of up to $12,000. In the event that the Company terminates Mr. Luke's employment other than for cause, Mr. Luke is entitled to receive one year's salary following such termination.

  Mr. DeFazio's employment with the Company terminated on October 18, 1996. In connection therewith, the Company and Mr. DeFazio entered into an agreement pursuant to which the Company will pay Mr. DeFazio approximately $419,574 over a period of eighteen months.

 Directors' Compensation

  In June 1996 each Director of the Company who is not an employee of the Company received an award of 10,000 shares of Class A Common Stock issuable in the future ("Non-Employee Director Deferred Stock"). The shares of Non-Employee Director Deferred Stock were awarded under the 1992 Plan and vest, on a cumulative basis, as to one-third of the shares, on each of the first three anniversaries of the date of grant or in full if the non-employee director ceases to serve as a director as a result of death, disability, retirement at or after the age of 65, the failure to be renominated or reelected, or in the event of a consolidation or merger of the Company or a sale of substantially all of the Company's assets.

  Effective as of May 25, 1995, each director who is not an employee of the Company is paid an annual retainer of $20,000, as well as $1,000 plus expenses for each Board meeting attended, $1,000 plus expenses for each committee meeting attended in person and held on a day other than on which a Board meeting is held and $500 plus expenses for each committee meeting attended that is held on the same day as a Board meeting or that is held by telephone conference call. Members of the Executive Committee do not receive fees for attending meetings thereof. In lieu of the foregoing cash compensation, Thomas
H. Lee Company, of which Mr. Lee is President, receives $5,000 per month for his services as a director.

CERTAIN TRANSACTIONS

  On May 13, 1996, the Company extended a loan to A. Lorne Weil in the principal amount of $250,000. Such loan bears interest at the rate of 5.5% per annum and is payable on May 13, 2004.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return from October 31, 1991 to October 31, 1996, on (a) the Company's Class A Common Stock, (b) the American Stock Exchange, in which the Company's Class A Common Stock has been listed since April 1996, (c) the National Association of Security Dealers Automated Quotation System ("NASDAQ") market index of companies, the index included in the stock performance graph in last year's proxy statement because the Class A Common Stock was then listed on NASDAQ, and (d) a peer group index of companies that provide services similar to those of the Company. The peer group consists of International Game Technology and Video Lottery Technologies for the entire five-year period, GTECH Holdings Corp. from October 31, 1992 through October 31, 1996, Bally Gaming International, Inc., which was acquired by Alliance Gaming Corp. ("Alliance") in June of 1996, from October 31, 1992 through October 31, 1995 and Alliance for October 31, 1996. The Company elected to use the peer group index rather than a published industry or line of business index because the Company is not aware of any such published index of companies which are as comparable in terms of their businesses. The peer group companies have been weighted based upon their relative market capitalizations each year.


                             AUTOTOTE CORPORATION
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURNS*

                             [GRAPH APPEARS HERE]

               Autotote      AMEX Stock      Nasdaq Stock Market     Peer
Date          Corporation      Market          (US Companies)        Group
10/31/91          100            100                100               100
10/31/92          350             99                113               207
10/31/93        2,271            124                145               304
10/31/94        1,500            118                146               165
10/31/95          257            131                135               197
10/31/96          113            147                232               196

*$100 INVESTED ON 10/31/91 IN STOCK OR INDEX INCLUDING REINVESTMENT OF
 DIVIDENDS. FISCAL YEAR ENDING OCTOBER 31.

       PROPOSAL 2--AUTOTOTE CORPORATION 1997 INCENTIVE COMPENSATION PLAN

  On July 15, 1997, the Board of Directors of the Company adopted the Autotote Corporation 1997 Incentive Compensation Plan (the "1997 Plan"), subject to the approval of the Company's stockholders.

  The Board believes that attracting and retaining key employees is essential to the Company's growth and success. In addition, the Board believes that the long-term success of the Company is enhanced by a competitive and comprehensive compensation program, which may include incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of Company performance and the creation of stockholder value. Such awards will enable the Company to attract and retain key employees and enable such persons to acquire or increase their proprietary interest in the Company and thereby align their interests with the interests of the Company's stockholders. The Board has concluded that the Compensation and Stock Option Committee of the Board or other body designated to administer the 1997 Plan (the "Committee") should be given as much flexibility as possible to provide for incentive awards contingent on performance.

  An additional reason for the adoption of the 1997 Plan and its submission to stockholders for approval is to respond to changes in regulations affecting the Company's executive compensation plans. Section 162(m) of the Internal Revenue Code (the "Code") and the regulations thereunder generally limit the Company's tax deductions for compensation to certain executive officers to the extent the individual's compensation exceeds $1 million. Stockholder approval of the 1997 Plan is being sought in order that certain awards that may be granted under the Plan will qualify as "performance-based compensation" that is tax deductible by the Company without limitation under Code Section 162(m).
 For purposes of Code Section 162(m), stockholder approval of the Plan relates particularly to eligibility, per-person award limitations, the performance objectives inherent in stock options and stock appreciation rights ("SARs"), and the business criteria incorporated in performance objectives under certain designated awards. See "Shares Subject to the 1997 Plan; Other Limitations on Awards," "Eligibility," "Stock Options and SARs," and "Performance Goals" below. The 1997 Plan also conforms to the modified version of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") adopted by the Securities and Exchange Commission during 1996. Neither the adoption of the Plan nor its submission to stockholders limits the Board's power to adopt other incentive arrangements, including arrangements that do not qualify under Code Section 162(m).

  The following is a brief description of the material features of the 1997 Plan. Such description is qualified in its entirety by reference to the full text of the 1997 Plan, which is attached hereto as Exhibit A.

  Types of Awards. The terms of the 1997 Plan provide for grants of stock options, SARs, restricted stock, deferred stock, and other stock-related awards ("Awards").

  Shares Subject to the 1997 Plan; Other Limitations on Awards. Under the 1997 Plan, the total number of shares of Class A Common Stock ("Stock") reserved and available for delivery to participants in connection with Awards is 1.6 million. As of July 15, 1997, 368,213 shares remained available for grant under the Company's existing executive compensation plans and 4,849,726 shares were subject to outstanding options and other awards under such existing plans. Any shares of Stock delivered under the 1997 Plan may consist of authorized and unissued shares or treasury shares. Stock subject to an Award that is canceled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of shares to the participant, including Stock withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to an Award, will again be available for Awards under the 1997 Plan. On July 15, 1997, the closing sales price of Stock on the consolidated reporting tape of the American Stock Exchange was $1.81 per share.

  In addition, the 1997 Plan imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Code. Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, shares of deferred stock, shares of Stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant shall not exceed one million shares for each type of such Award, subject to adjustment in certain circumstances.

  The Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the 1997 Plan and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, accounting principles, or other special events.

  Eligibility. Executive officers and other officers and employees of the Company or any subsidiary, including such persons who may also be directors of the Company, non-employee directors of the Company, and other persons designated by the Committee if such persons provide substantial services to the Company or its subsidiaries and who are designated as eligible by the Committee, shall be eligible to be granted Awards under the 1997 Plan. The Company has approximately 650 full-time employees. Since the inception of the Company, under prior plans maintained by the Company, approximately 200 individuals have been granted stock options. The Awards that would be received or allotted to any individual or group of employees under the Plan are not determinable.

  Administration. The 1997 Plan initially will be administered by the Compensation and Stock Option Committee. The Board may, however, itself perform the functions of the Committee or may appoint a different committee to administer the 1997 Plan. If any member of a Board committee designated to administer the 1997 Plan does not qualify as a "Non-Employee Director" under Rule 16b-3 or an "outside director" under Code Section 162(m), the Committee may function through a subcommittee composed solely of two or more qualifying members, or the non-qualifying member of the Committee may abstain or recuse himself or herself from actions that would be affected by his or her non-qualifying status.

  Subject to the terms and conditions of the 1997 Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares of Stock to which Awards will relate, specify times at which Awards will be exercisable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 1997 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1997 Plan. The 1997 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 1997 Plan.

  Stock Options and SARs. The Committee is authorized to grant stock options, including both ISOs that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e, options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share of Stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR is determined by the Committee, but must not be less than the fair market value of a share of Stock on the date of grant (except to the extent of in-the-money awards or cash obligations surrendered by the participant at the time of grant). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally is fixed by the Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Stock, outstanding Awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee.

  Restricted and Deferred Stock. The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of Stock which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a restricted period specified by the Committee.

A participant granted restricted stock generally has all of the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. An Award of deferred stock confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

  Dividend Equivalents. The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares, other Awards, or other property equal in value to dividends paid on a specific number of shares or other periodic payments. Dividend equivalents may be granted on a free-standing basis or in connection with another Award, may be paid currently or on a deferred basis, and, if deferred, may be deemed to have been reinvested in additional shares, Awards, or other investment vehicles specified by the Committee.

  Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

  Other Stock-Based Awards. The 1997 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

  Performance Goals. The right of a participant to exercise or receive a grant or settlement of restricted stock, deferred stock or other stock-based awards, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. Awards granted to persons the Committee expects will, for the year in which a deduction arises, be among the Chief Executive Officer and four other most highly compensated executive officers, will, if so intended by the Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Code Section 162(m).

  The performance goals to be achieved as a condition of payment or settlement will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criteria. In the case of Awards intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the 1997 Plan, although for Awards not intended to meet the requirements of Code Section 162(m), the Committee may specify any other criteria. The business criteria specified in the 1997 Plan are: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (9) total stockholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.

  Other Terms of Awards. Awards may be settled in the form of Stock, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles.

The Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 1997 Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or that previously acquired shares or other property will be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1997 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes.

  Awards under the 1997 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 1997 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

  Acceleration of Vesting. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a "change in control" of the Company except to the extent otherwise determined by the Committee at the date of grant. In addition, the Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. Upon the occurrence of a change in control, except to the extent otherwise determined by the Committee at the date of grant, previously unvested options may at the election of the participant be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share of Stock paid (including extraordinary dividends) in any change in control, or (ii) the highest fair market value per share of Stock (generally based on market prices) at any time during the 60 days before a change in control. "Change in control" is defined in the 1997 Plan to include a person or group becoming a beneficial owner of 40% or more of the combined voting power of the Company or the occurrence of an acquisition of the Company by merger, consolidation, asset purchase or otherwise requiring stockholder approval.

  Amendment and Termination of the 1997 Plan. The Company's Board of Directors may amend, alter, suspend, discontinue, or terminate the 1997 Plan or the Committee's authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the Company's shares are then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants or the Company upon such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the 1997 Plan or broaden eligibility. Unless earlier terminated by the Board, the 1997 Plan will terminate at such time as no shares remain available for issuance under the 1997 Plan and the Company has no further rights or obligations with respect to outstanding Awards under the 1997 Plan.

  Federal Income Tax Implications of the 1997 Plan. The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the 1997 Plan.

  The grant of an option or SAR will create no tax consequences for the participant or the Company. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the nonforfeitable shares received.

  Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or
(ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

  The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

  With respect to Awards granted under the 1997 Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

  With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture (e.g., restricted stock), the participant must generally recognize ordinary income equal to the fair market value of the shares or other property at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of receipt of the shares or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

  Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Code Section 280G and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax by the participant.

  As discussed above, Code Section 162(m) disallows certain tax deductions by the Company. The Company intends that options and SARs granted under the 1997 Plan, and designated performance awards granted under the 1997 Plan, will qualify as "performance-based compensation" not subject to Code Section 162(m). A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 1997 Plan will be fully deductible under all circumstances. In addition, other awards under the 1997 Plan, such as other stock-based awards and performance awards not designated as qualifying Code
Section 162(m) awards, generally will not so qualify, so that compensation paid to a named executive officer in connection with such awards could be subject to the Code Section 162(m) limitation. Finally, under current regulations performance awards granted under the 1997 Plan after the Company's Annual Meeting of Stockholders in the year 2002 and thereafter will require further stockholder approval in order to qualify as "performance-based compensation."

  The foregoing general discussion of federal income tax consequences is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 1997 Plan. Different tax rules may apply to specific participants and transactions under the 1997 Plan. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state, and local tax laws.

                THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL

              PROPOSAL 3--APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board has appointed KPMG Peat Marwick as independent accountants for the Company to examine the Company's financial statements for the current fiscal year ending October 31, 1997 and recommends that the stockholders of the Company ratify that appointment. KPMG Peat Marwick has served as the Company's independent accountants for all fiscal years since the fiscal year ended October 31, 1982 and has no relationship with the Company other than that arising from its employment as independent accountants, consultants and assistants in the Company's performance of its internal audit function. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to questions from stockholders.

  It is intended that the proxies will be voted for the ratification of the appointment of KPMG Peat Marwick unless otherwise indicated. If the appointment is not ratified by stockholders, the Board is not obligated to appoint other auditors, but the Board will give consideration to such unfavorable vote.

                THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL

                             FINANCIAL STATEMENTS

  The Company's audited financial statements for the fiscal year ended October 31, 1996 and certain other related financial and business information of the Company are contained in the Company's Annual Report to stockholders which accompanies this Proxy Statement. The Company's Annual Report on Form 10-K, without exhibits, for the fiscal year ended October 31, 1996, filed by the Company with the Securities and Exchange Commission, is included in the Company's Annual Report to stockholders. Additional copies of the Annual Report on Form 10-K may be obtained without charge by contacting William Luke, Vice President and Chief Financial Officer, Autotote Corporation, 750 Lexington Avenue, 25th Floor, New York, New York 10022 (telephone: 212-754-
2233).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Class A Common Stock are required to report certain information, including ownership or changes in ownership of the Company's Class A Common Stock, to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file these reports by these dates during fiscal year 1996. The following filings were not made on a timely basis in fiscal 1996: On January 22, 1997, Gerald Lawrence filed a Form 5 with respect to stock options he was granted on November 1, 1995, December 14, 1995 and March 22, 1996. On January 22, 1997, DeWayne E. Laird filed a Form 3 in connection with his becoming an officer of the Company in October 1996. On January 22, 1997, A. Lorne Weil and Martin E. Schloss each filed an amended Form 5 with respect to stock options Mr. Weil received on December 14, 1995 and Mr. Schloss received on November 1, 1995 and December 14, 1995. On January 24, 1997, Robert C. Becker filed a Form 3 in connection with his becoming an officer of the Company in October 1996. On April 10, 1997, Sir Brian Wolfson and Alan J. Zakon, and on April 18, 1997, Marshall Bartlett, each filed an amended Form 5 with respect to the vesting of deferred shares. On May 19, 1997, Thomas H. Lee filed an amended Form 5 with respect to an award of deferred stock in June 1996. In making these statements, the Company has primarily relied on copies of the reports that the directors, officers and 10% holders have filed with the SEC.

                                OTHER BUSINESS

  The Board of Directors has no reason to believe that any other business in addition to the foregoing will be presented at the Annual Meeting, but if any other business is presented, votes pursuant to the proxy will be cast thereon in accordance with the judgment of the persons named in the accompanying proxy.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

  Proposals of stockholders intended to be presented at the next annual meeting must be received by the Company at its principal offices, 750 Lexington Avenue, 25th Floor, New York, New York 10022, for inclusion in the Company's proxy materials not later than March 27, 1998, except that if next year's annual meeting is more than thirty days earlier or later than the date of this year's annual meeting, proposals must be received a reasonable time before proxy materials are distributed in connection with next year's annual meeting.

  Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                                          By Order of the Board of Directors
                                          MARTIN E. SCHLOSS
                                          Secretary

Dated: July 16, 1997

PROXY
                             AUTOTOTE CORPORATION
          750 Lexington Avenue, 25th Floor, New York, New York 10022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS - AUGUST 13, 1997

        The undersigned hereby appoints Martin E. Schloss and William Luke, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Class A Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Autotote Corporation (the "Company")
to be held at the Hotel duPont, Eleventh and Market Streets, Wilmington, Delaware at 2:00 p.m., on Wednesday, August 13, 1997, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.
                                                                   ------------
                        (To be Signed on Reverse Side)             SEE REVERSE
                                                                       SIDE
                                                                   ------------

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                             AUTOTOTE CORPORATION

                                August 13, 1997

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

[X] Please mark your votes as in this example.


                Directors recommend a vote "FOR" each proposal.

                FOR ALL       WITHHOLD
                NOMINEES      AUTHORITY
                           from all nominees

1. Election of                                      Nominees: A. Lorne Weil
   Directors       [ ]           [ ]                          Sir Brian Wolfson
                                                              Alan J. Zakon
                                                              Larry J. Lawrence
                                                              Marshall Bartlett

INSTRUCTION: To withhold authority to vote for any individual nominee(s), place an "X" in the left box (FOR ALL NOMINEES) and write that nominee's name in the space provided below.

------------------------------------------------------------------------------

                                        FOR         AGAINST        ABSTAIN
2. Approval of Autotote Corporation
   1997 Incentive Compensation Plan.    [ ]           [ ]            [ ]

3. Ratification of KPMG Peat Marwick
   as independent auditors of the
   Company for the fiscal year
   ending October 31, 1997.             [ ]           [ ]            [ ]

4. On such other matters as may properly come before the meeting.

Unless otherwise specified in the spaces provided, the undersigned's vote is to be cast FOR the election of the nominees for director listed in Proposal [1] and FOR approval of Proposal [2] and [3], as more fully described in the accompanying Proxy Statement.


Please check if you plan to attend the meeting.  [ ]


Please mark, date and sign this proxy and return it in the enclosed envelope.


SIGNATURE(S)                                  DATED                     1997
             --------------------------------       -------------------
                                              DATED                     1997
             --------------------------------       -------------------

NOTE: Please sign exactly as your name appears above. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.